GRIFFIN-AMERICAN HEALTHCARE REIT III

Investing in America's Largest and Fastest-Growing Industry.(1)

## Investor Update

**LETTER FROM THE PRESIDENT** MAY 31, 2017



Dear Fellow Stockholder:

Griffin-American Healthcare REIT III recently filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission, or the SEC, and I'm happy to provide you with our first quarter update for 2017.

While we have largely completed the portfolio aggregation phase of our lifecycle, we did complete approximately $87.2 million(2) in strategic acquisitions during the first quarter. These acquisitions were composed entirely of planned expansions of our Trilogy portfolio of integrated senior health campuses and the enlargement of a senior housing portfolio with one of our established operator partners.

Since acquiring our first property just three years ago in June 2014, the Griffin-American Healthcare REIT III portfolio has expanded significantly and is now valued at approximately $2.9 billion.(3) The portfolio is comprised of 206 healthcare-related buildings and campuses located throughout the United States, the United Kingdom and the Isle of Man, a British dependency in the Irish Sea.

Of course, property acquisition has been a primary goal for the past few years, but we remain keenly focused on the underlying performance of our portfolio. I'm pleased to report that we continue to enjoy high occupancy, lengthy remaining lease terms and growing net operating income and funds from operations. (Note: please see "Highlights and Accomplishments" sidebar to the left for further information.)

As you know, I, along with the other officers of Griffin-American Healthcare REIT III, was among one of the initial investors in the company and we are each among the largest individual stockholders in the company. Many of the senior executives of our co-sponsors have also made significant personal investments. As we transition beyond the aggregation phase of our strategic plan, we remain excited and optimistic about the company's future.

We will report back to you on our continuing progress following our second quarterly report filing this summer.

Kind regards,



**Danny Prosky**
President and Chief Operating Officer
Griffin-American Healthcare REIT III

## First Quarter 2017 Highlights and Accomplishments

- Completed acquisitions during the first quarter totaling approximately $87.2 million, based on aggregate contract purchase price. As of March 31, 2017, the company owned and/or operated a diversified international portfolio of medical office buildings, hospitals, senior housing facilities, skilled nursing facilities, integrated senior health campuses and real estate-related investments for an aggregate contract purchase price of approximately $2.9 billion.(3)

- The company declared and paid daily distributions equal to an annualized rate of 6.0 percent to stockholders of record, based upon a $10.00 per share purchase price, from January 1 to March 31, 2017.

- As of March 31, 2017, the company's portfolio of senior housing — RIDEA(4) facilities and integrated senior health campuses achieved a leased percentage of 83.9 percent and 85.2 percent, respectively, while the company's non-RIDEA property portfolio achieved a leased percentage of 94.4 percent and weighted average remaining lease term of 8.9 years. Portfolio leverage(5) was 43.5 percent.

- Modified funds from operations, as defined by the Investment Program Association, or the IPA, attributable to controlling interest, or MFFO, equaled $22.5 million for the quarter ended March 31, 2017, representing a year–over–year decline of approximately 15.5 percent compared to $26.6 million during the first quarter 2016. The year–over–year decline in MFFO is primarily due to the increase in interest expense on the company's borrowings, partially offset by the acquisition of additional properties and increase in net operating income. Funds from operations, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, attributable to controlling interest, or FFO, equaled $23.7 million during the first quarter 2017, as compared to $21.0 million during the first quarter 2016, representing year–over–year growth of approximately 12.9 percent. Year–over–year growth in FFO is primarily due to the capitalization of direct acquisition-related costs in connection with the purchase of the company's properties in 2017 compared to expensing such costs in connection with the purchase of the company's properties in 2016, in accordance with accounting principles generally accepted in the United States of America, or GAAP.(6)

- Net loss during the first quarter 2017 was $(7.5) million, compared to net loss of $(47.1) million during the first quarter 2016. Net loss is due largely to depreciation and amortization expense of the company's properties, a non-cash item, in accordance with GAAP. Net operating income, or NOI, totaled $48.9 million for the quarter ended March 31, 2017, comparable to first quarter 2016 NOI of $48.8 million.(7)

(1) Based on "Current Employment Statistics - CES Table B-1b: Employees on nonfarm payrolls by industry sector and selected industry detail, not seasonally adjusted." April 1, 2016. "Employment Projections Table 2.3: Industries with the Fastest Growing and Most Rapidly Declining Wage and Salary Employment." U.S. Department of Labor, Bureau of Labor Statistics. December 8, 2015. http://www.bls.gov.
(2) Based on aggregate contract purchase price of owned and/or operated real estate acquired during the quarter ended March 31, 2017.
(3) Based on aggregate contract purchase price of owned and/or operated real estate and real estate-related investments, including development projects, as of March 31, 2017.
(4) The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a "RIDEA" structure.
(5) Total consolidated debt, excluding capital lease obligations, divided by total consolidated assets.
(6) Please see financial reconciliation tables and notes at the end of this release for more information regarding MFFO and FFO.
(7) Please see financial reconciliation tables and notes at the end of this release for more information regarding NOI and net loss.

# PORTFOLIO AT-A-GLANCE (As of March 31, 2017)

## PORTFOLIO SUMMARY

| | |
|---|---|
| Purchase Price[1][2]: | $2.9 billion |
| Buildings & Integrated Senior Health Campuses[2]: | 206 |
| Gross Leasable Area (Sq Ft)[2]: | 12.5 million |
| Leased Percentage[3]: | 94.4% |
| Weighted Average Remaining Lease Term[3]: | 8.9 years |
| Leverage Ratio[4]: | 43.5% |
| Portfolio Capitalization Rate[5]: | 7.4% |

## CUMULATIVE PORTFOLIO BY QUARTER

(based on aggregate contract purchase price)



$2.5 Billion
$2.7 Billion
$2.8 Billion
$2.9 Billion
$2.9 Billion
Q1 2016
Q2 2016
Q3 2016
Q4 2016
Q1 2017

## PORTFOLIO ASSET MIX

(based on aggregate contract purchase price)



Real Estate-Related Investments 3.2%
Integrated Senior Health Campuses 48.8%
Senior Housing – RIDEA 10.9%
Skilled Nursing Facilities 4.3%
Hospitals 4.7%
Senior Housing 5.9%
Medical Office Buildings 22.2%

## PROPERTY PORTFOLIO

| Acquisition | Property Type | Acquisition Date | Location | Gross Leasable Area (Sq Ft) | Leased %[6] | Aggregate Contract Purchase Price |
|---|---|---|---|---|---|---|
| DeKalb Professional Center | MOB | Jun 2014 | Lithonia, GA | 19,000 | 81 | $2,830,000 |
| Country Club Medical Office Building | MOB | Jun 2014 | Stockbridge, GA | 17,000 | 34 | $2,775,000 |
| Acworth Medical Complex | MOB | Jul 2014 | Acworth, GA | 39,000 | 83 | $6,525,000 |
| Wichita KS Medical Office Building | MOB | Sep 2014 | Wichita, KS | 39,000 | 92 | $8,800,000 |
| Delta Valley Assisted Living Facility Portfolio | Senior Housing | Sep 2014 & Jan 2015 | AR, MS | 127,000 | 100 | $21,450,000 |
| Lee's Summit MO Medical Office Building | MOB | Sep 2014 | Lee's Summit, MO | 39,000 | 89 | $6,750,000 |
| Carolina Commons Medical Office Building | MOB | Oct 2014 | Indian Land, SC | 58,000 | 77 | $12,000,000 |
| Mount Olympia Medical Office Building Portfolio | MOB | Dec 2014 | FL, IL, OH | 53,000 | 97 | $16,150,000 |
| Southlake TX Hospital | Hospital | Dec 2014 | Southlake, TX | 142,000 | 100 | $128,000,000 |
| East Texas Medical Office Building Portfolio | MOB | Dec 2014 | TX | 393,000 | 92 | $68,500,000 |
| Premier Medical Office Building | MOB | Dec 2014 | Novi, MI | 45,000 | 79 | $12,025,000 |
| Independence Medical Office Building Portfolio | MOB | Jan 2015 | KY, MA, NJ, NY | 461,000 | 97 | $135,000,000 |
| King of Prussia PA Medical Office Building | MOB | Jan 2015 | King of Prussia, PA | 73,000 | 86 | $18,500,000 |
| North Carolina Assisted Living Facility Portfolio | Senior Housing | Jan & Jun 2015 & Jan 2017 | NC | 201,000 | 100 | $83,856,000 |
| Orange Star Medical Portfolio | MOB/Hospital | Feb 2015 | CO, TX | 183,000 | 95 | $57,650,000 |
| Kingwood Medical Office Building Portfolio | MOB | Mar 2015 | Kingwood, TX | 43,000 | 100 | $14,949,000 |
| Mt Juliet TN Medical Office Building | MOB | Mar 2015 | Mount Juliet, TN | 46,000 | 100 | $13,000,000 |
| Homewood AL Medical Office Building | MOB | Mar 2015 | Homewood, AL | 28,000 | 100 | $7,444,000 |
| Paoli PA Medical Plaza | MOB | Apr 2015 | Paoli, PA | 99,000 | 90 | $24,820,000 |
| Glen Burnie MD Medical Office Building | MOB | May 2015 | Glen Burnie, MD | 77,000 | 90 | $18,650,000 |
| Marietta GA Medical Office Building | MOB | May 2015 | Marietta, GA | 41,000 | 100 | $13,050,000 |
| Mountain Crest Senior Housing Portfolio | Senior Housing - RIDEA | May, Jun, Jul & Nov 2015 | IN, MI | 585,000 | 75 | $75,035,000 |
| Mount Dora Medical Center | MOB | May 2015 | Mounta Dora, FL | 51,000 | 97 | $16,300,000 |
| Nebraska Senior Housing Portfolio | Senior Housing - RIDEA | May 2015 | NE | 282,000 | 89 | $66,000,000 |
| Pennsylvania Senior Housing Portfolio | Senior Housing - RIDEA | Jun 2015 | PA | 260,000 | 92 | $87,500,000 |
| Southern Illinois Medical Office Building Portfolio | MOB | Jul 2015 | Waterloo, IL | 41,000 | 100 | $12,272,000 |
| Napa Medical Center | MOB | Jul 2015 | Napa, CA | 65,000 | 91 | $15,700,000 |
| Chesterfield Corporate Plaza | MOB | Aug 2015 | Chesterfield, MO | 226,000 | 97 | $36,000,000 |
| Richmond VA Assisted Living Facility | Senior Housing - RIDEA | Sep 2015 | North Chesterfield, VA | 210,000 | 83 | $64,000,000 |

## PROPERTY PORTFOLIO (continued)

| Acquisition | Property Type | Acquisition Date | Location | Gross Leasable Area (Sq Ft) | Leased %[6] | Aggregate Contract Purchase Price |
|---|---|---|---|---|---|---|
| Crown Senior Care Portfolio | Senior Housing | Sep, Oct & Dec 2015 & Nov 2016 | Isle of Man & United Kingdom | 155,000 | 100 | $68,085,000 |
| Washington D.C. Skilled Nursing Facility | Skilled Nursing | Oct 2015 | Washington, DC | 134,000 | 100 | $40,000,000 |
| Trilogy[2][7] | Integrated Senior Health Campuses[8] | Various | IN, KY, MI, OH | 7,000,000 | 85 | $1,437,230,000 |
| Stockbridge GA Medical Office Building II | MOB | Dec 2015 | Stockbridge, GA | 46,000 | 76 | $8,000,000 |
| Marietta GA Medical Office Building II | MOB | Dec 2015 | Marietta, GA | 22,000 | 97 | $5,800,000 |
| Naperville Medical Office Building | MOB | Jan 2016 | Naperville, IL | 69,000 | 91 | $17,385,000 |
| Lakeview IN Medical Plaza[2] | MOB | Jan 2016 | Indianapolis, IN | 162,000 | 90 | $20,000,000 |
| Pennsylvania Senior Housing Portfolio II | Senior Housing - RIDEA | Feb 2016 | Palmyra, PA | 125,000 | 97 | $27,500,000 |
| Snellville GA Medical Office Building | MOB | Feb 2016 | Snellville, GA | 42,000 | 91 | $8,300,000 |
| Lakebrook Medical Center | MOB | Feb 2016 | Westbrook, CT | 25,000 | 85 | $6,150,000 |
| Stockbridge GA Medical Office Building III | MOB | Mar 2016 | Stockbridge, GA | 43,000 | 96 | $10,300,000 |
| Joplin MO Medical Office Building | MOB | May 2016 | Joplin, MO | 85,000 | 99 | $11,600,000 |
| Austell GA Medical Office Building | MOB | May 2016 | Austell, GA | 39,000 | 100 | $12,600,000 |
| Middletown OH Medical Office Building | MOB | Jun 2016 | Middletown, OH | 103,000 | 80 | $19,300,000 |
| Fox Grape Skilled Nursing Facility Portfolio | Skilled Nursing | Jul & Nov 2016 | MA | 424,000 | 100 | $88,000,000 |
| Voorhees NJ Medical Office Building | MOB | Jul 2016 | Voorhees, NJ | 48,000 | 79 | $11,300,000 |
| Norwich CT Medical Office Building Portfolio | MOB | Dec 2016 | Norwich, CT | 56,000 | 96 | $15,600,000 |

## PROPERTY MAP



### LEGEND

- Medical Office Buildings
- Hospitals
- Senior Housing
- Senior Housing – RIDEA
- Skilled Nursing
- Integrated Senior Health Campuses

(1) Based on aggregate contract purchase price of owned and/or operated real estate and real estate-related investments, including development projects, as of March 31, 2017.

(2) Includes owned, leased or joint venture properties.

(3) Excluding our senior housing — RIDEA facilities and our integrated senior health campuses.

(4) Total consolidated debt, excluding capital lease obligations, divided by total consolidated assets.

(5) The portfolio capitalization rate is estimated based on total property portfolio net operating income from each property's forward looking pro forma projections for the expected year one property performance at the date of acquisition, including any contractual rent increases contained in such leases for year one, divided by the contract purchase price of the total property portfolio, exclusive of any acquisition fees and expenses paid. In calculating each property's net operating income, we generally estimate each property's expenses for year one by evaluating historical expenses of the property and adjusting for factors such as the property's age, location and other information we obtained during our due diligence examination of the property prior to its acquisition. We also estimate each property's occupancy for year one using assumptions regarding upcoming lease renewals or terminations based on information we obtained about the property and its tenants during our due diligence examination of the property prior to its acquisition. The capitalization rate does not reflect reserves for replacements. The estimates used to calculate the capitalization rate are based upon specified assumptions, and if the assumptions are not met, the estimates may be materially adversely affected.

(6) Leased percentage as of March 31, 2017 includes all leased space of the respective acquisition including master leases except for our senior housing — RIDEA facilities and our integrated senior health campuses where leased percentage as of March 31, 2017 represents resident occupancy on the total units of the senior housing — RIDEA facilities or integrated senior health campuses.

(7) As of March 31, 2017, we owned and/or operated 108 integrated senior health campuses including completed development projects through a majority-owned subsidiary of Trilogy.

(8) Integrated senior health campuses include a range of senior care, including assisted living, memory care, independent living, skilled nursing services and certain ancillary businesses.

## FFO and MFFO Reconciliation

| | Three Month Ended March 31, 2017 | 2016 |
|---|---|---|
| Net loss | $ (7,527,000) | $ (47,062,000) |
| Add: | | |
| Depreciation and amortization — consolidated properties | 29,822,000 | 70,896,000 |
| Depreciation and amortization — unconsolidated properties | 264,000 | 345,000 |
| Impairment of real estate investment | 3,969,000 | — |
| Loss on disposition of real estate investment | 227,000 | — |
| Net loss attributable to redeemable noncontrolling interests and noncontrolling interests | 4,008,000 | 12,795,000 |
| Less: | | |
| Depreciation, amortization, impairment and loss on disposition related to redeemable noncontrolling interests and noncontrolling interests | (7,018,000) | (15,938,000) |
| FFO attributable to controlling interest | $ 23,745,000 | $ 21,036,000 |
| Acquisition related expenses(1) | $ 318,000 | $ 3,415,000 |
| Amortization of above- and below-market leases(2) | 169,000 | 260,000 |
| Amortization of loan and closing costs(3) | 53,000 | 104,000 |
| Change in deferred rent receivables(4) | (1,341,000) | 148,000 |
| (Gain) loss in fair value of derivative financial instruments(5) | (336,000) | 260,000 |
| Foreign currency (gain) loss(6) | (513,000) | 1,475,000 |
| Adjustments for unconsolidated properties(7) | 478,000 | 549,000 |
| Adjustments for redeemable noncontrolling interests and noncontrolling interests(7) | (110,000) | (653,000) |
| MFFO attributable to controlling interest | $ 22,463,000 | $ 26,594,000 |
| Weighted average common shares outstanding — basic and diluted | 196,897,807 | 192,240,851 |
| Net loss per common share — basic and diluted | $ (0.04) | $ (0.24) |
| FFO attributable to controlling interest per common share — basic and diluted | $ 0.12 | $ 0.11 |
| MFFO attributable to controlling interest per common share — basic and diluted | $ 0.11 | $ 0.14 |

(1) In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(2) Under GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3) Under GAAP, direct loan and closing costs are amortized over the term of our notes receivable and debt security investment as an adjustment to the yield on our notes receivable or debt security investment. This may result in income recognition that is different than the contractual cash flows under our notes receivable and debt security investment. By adjusting for the amortization of the loan and closing costs related to our real estate notes receivable and debt security investment, MFFO may provide useful supplemental information on the realized economic impact of our notes receivable and debt security investment terms, providing insight on the expected contractual cash flows of such notes receivable and debt security investment, and aligns results with our analysis of operating performance.

(4) Under GAAP, rental revenue or rental expense is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent receivables, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

(5) Under GAAP, we are required to record our derivative financial instruments at fair value at each reporting period. We believe that adjusting for the change in fair value of our derivative financial instruments is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.

(6) We believe that adjusting for the change in foreign currency exchange rates provides useful information because such adjustments may not be reflective of on-going operations.

(7) Includes all adjustments to eliminate the unconsolidated properties' share or redeemable noncontrolling interests and noncontrolling interests' share, as applicable, of the adjustments described in notes (1) – (6) above to convert our FFO to MFFO.

## Net Operating Income Reconciliation

| | Three Months Ended March 31, 2017 | 2016 |
|---|---|---|
| Net loss | $ (7,527,000) | $ (47,062,000) |
| General and administrative | 7,863,000 | 6,894,000 |
| Acquisition related expenses | 318,000 | 3,415,000 |
| Depreciation and amortization | 29,822,000 | 70,896,000 |
| Interest expense | 14,259,000 | 9,707,000 |
| Impairment of real estate investment | 3,969,000 | — |
| Loss from unconsolidated entities | 962,000 | 2,616,000 |
| Foreign currency (gain) loss | (513,000) | 1,475,000 |
| Other income, net | (33,000) | (224,000) |
| Income tax (benefit) expense | (213,000) | 1,059,000 |
| Net operating income | $ 48,907,000 | $ 48,776,000 |

GRIFFIN-AMERICAN HEALTHCARE REIT III

www.HealthcareREIT3.com